SCHEDULE II
                                    INFORMATION WITH RESPECT TO
                       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS CLA B
                    GABELLI INTERNATIONAL LTD
                                10/24/00           24,600            11.5170
                    MJG ASSOCIATES
                                10/24/00            2,000           11.5170
                   GAMCO INVESTORS, INC.
                                10/26/00            1,000            13.1875
                                10/25/00            4,000            12.4492
                                10/25/00            4,000            12.4492
                                10/20/00            1,500            11.0000
          GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                10/26/00           90,100            13.0000
                                10/25/00           10,000            12.6750
                         GABELLI MULTIMEDIA TRUST
                                10/26/00           25,000            13.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.